UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported)         March 8, 2001

TELLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

4951 Indiana Avenue, Lisle, Illinois	60532
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (630) 378-8800

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

On March 7, 2001, Tellabs, Inc. updated its first quarter and full year 2001 revenue and earnings per share guidance, and also announced the completion of the acquisition of Future Networks, Inc. Further details are contained in the press release of Tellabs, Inc., dated March 7, 2001, attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. Exhibits.

   (c) Exhibits
     Exhibit 99 - Press Release of Tellabs, Inc., dated March 7, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                      TELLABS, INC.
                     (Registrant)

                            /s James A. Dite
                        James A. Dite
                                                Vice President and Controller
                                                 (Principal Accounting Officer)

March 8, 2001
(Date)

EXHIBIT INDEX

Exhibit Number	Description
99	Press Release of Tellabs, Inc., dated March 7, 2001.